Exhibit 99.2

Company Name: Tidewater, Inc. (TDW)

Event: Capital One Securities 10th Annual Energy Conference

Date: December 10, 2015 10:40 AM ET

<< Capital One Securities representative>>

All right, our final presentation before the break is Tidewater. Tidewater is a market leader in offshore services with a global fleet of over 270 deepwater and towing-supply vessels. With us today, we’ve got Joe Bennett, Executive Vice President and Chief IR Officer. Joe?

<<Joe Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thank you, Marshall. Always good to be here. When I see 10th Annual Energy Conference that means I know I’ve been here for 10 years. And this is my home, and it’s a pleasure to come home from Houston and see friends. Second day of the conference, this is the second week in a row that I’ve been at a conference where we’re on the second day of the two day conference. So I thank everyone for being here today, especially in New Orleans where the weather is nice, and we know there are other things to do, but we appreciate you wanting to hear an update on the Tidewater story.

We’re all well, contrary to some people’s belief, but it’s tough challenged times. I think about standing up here last year when we were at the beginnings of what we knew was going to be a downturn and the question was always well – how bad will it be? I remember at this time last year, our stock was trading at about $35. We had just bought back as a company $100 million of our stock. And were very, very pleased to do so. As we sit here today, our stocks at $7 to $8. We don’t understand it, and I heard the tail end of one of our competitors this morning. And on a price to book basis, we’re trading at similar discounts and frankly do not understand why that is so, but – and I think that will play out in time.

So, let me go through the presentation relatively quickly. Our strategy and focus has been consistent through this time and consistent over the decades that I’ve been with Tidewater. So, as I walk through the slide, we’ll not only talk about what our strategy and focus is, but what are the results, at least, to date. One, and anyone that has listened to me or anybody else with the company knows we will always start off with safety, compliance, so forth and we will continue to do so. Our total recordable incident rate, our safety ratings for this year to date, knock on wood, if there is any around here to knock on, is the lowest in company’s history, 0.07.

Anybody that wants to have a discussion on safety and compare those numbers that I just gave you, compare it to anybody else and I’ll give credit to anybody that’s doing better than that on a TRIR basis. We have no lost time accidents. It’s been approaching a year since we had a single lost time accident. So that continues to be important.

We have a new fleet. That’s been a message of ours for the last, at least, five to ten years as we have rolled over our older fleet and have almost solely a new fleet now.

In today’s market that’s important, but it’s not as important a discussion matter as what it used to be. 222 active vessels and our global fleet at the end of the last quarter with about an eight year average age. I make separate note here. We are taking special care of our stacked vessels, yes, we – at the end of September, we had 51 stacked vessels, probably more to come globally. They’re in different places of the world. We’re taking very special care of them. And that this is the first time that, and a good number of those stacked vessels are “newer vessels,” some of them are brand new that go to stack. And the difference between this time of stacking considerable numbers of vessels than the last time we did it, we had old 180 foot supply boats that you could stack and virtually do nothing to and walk away from for a period of time. These are much more sophisticated, complicated electronic, DP equipment, things like that that require, in our opinion, a greater emphasis during the time that they’re stacked. So, we have been very open in saying our average stacking costs averages about $1,000 a day and that is inclusive of our folks that are starting engines and working equipment and doing other things to the vessel that we think are very, very important for when this thing turns around and the boats will come out and be in much better shape on the way out.

Our geographic diversity, we talk about a lot. I think it’s especially important during a downturn, it’s important all the time for us. And you’ll see in a minute, all of our distinct segments are still recording vessel operating profits, those are after depreciation, after field G&A. So, it’s not just a cash number and that’s important to understand in today’s market too.

Staying close to our customer, I don’t have any specific comments, but boy it’s more important today than ever to understand our clients’ needs. We’ve said in the last few quarterly earnings calls, how important it is that our customers are successful, because if they are not successful, we certainly will not be. It doesn’t mean that those same customers aren’t beating the daylights out of us, because they are in dayrate pressures and so forth, but we need to be close. We need to understand what their goals are and help them achieve that and will win in the long run by doing so.

Probably, the theme of this conference and others is what are we doing on cost cutting initiatives. We must be prompt and proactive. Control what we can control. And we’ve said that and others are saying the same thing. We can’t control what oil prices are going to be. We can’t control what E&P spending is. We can’t control what the working rig count will be. But what we can control is our own cost structures and you see a bit of what we’ve done, we’re down 1,200 people from this time last year, there’s more to come. Vessel OpEx is down 25% and G&A cost is down 20%. Again in each of these categories there will be more to come unfortunately. But we’ve put together two straight quarters of 40% vessel operating margin, and boy, that’s a lot of work to do in this market to maintain that and will be difficult to maintain those type levels, but we’re going to do our best in doing that.

Reducing CapEx. Everybody knows, and I’ve already said, we’re at the tail end of – what was a winding down program of us replacing our older vessels before any of this started. We’re down to nine vessels. And what we’ve done in the last six months is take ten additional vessels that were in our vessel commitment schedule that were being constructed. We cancelled three and converted seven others to options solely on our part.

So with that – and the chances of us exercising the options on those seven are probably pretty slim. So with that, we have already gotten $35 million back in progress payments on those either cancelled or optioned vessels and are still due another $40 million back as those options expire will get our progress payments back. And have taken off the books, $145 million of future CapEx, the continued progress payments on those vessels. So that’s a big part of our liquidity and our story now. You’ll see a slide in a second as to the nine vessels that are left in our commitment portfolio and what’s left on that, it’s not much.

Maintaining a solid balance sheet and liquidity has always been important. We have been criticized in the past by not having too high a leverage level. It’s during these times that that strategy pays off. And you’ll see in a second we have about a 37% net debt to net total book cap, minimal debt maturities until fiscal 2020. Good cash on our balance sheet and a totally undrawn $600 million revolver with our group of banks. So we feel like we, why we and everyone else is in survival mode, if you want to call it that, we’re also in a position to be opportunistic at the right time. Like so many say that are in our position in the broader space, it’s probably still a little early. We haven’t seen the distress levels of assets be revalued sufficiently in our minds to take advantage of that, but it doesn’t stop us from making those evaluations and being prepared to be opportunistic, if that time comes.

We have an experienced management team that has been through down cycles before. We don’t panic, we don’t like them, but we don’t panic and we understand the process of going through it and we’re doing that.

I don’t go anywhere without my snake slide, so here it is again. It’s supposed to represent our safety performance and our strategy. In safety, don’t let go of the head of the snake or it will bite you, and we put our money where our mouth is. 25% of my and other management’s compensation with the company is based on our safety record, so we spend a lot of time with that. And it shows in our statistics and we’re very proud of that.

I have two slides that will cover the macro picture that in all probability you already know, why are we in the position, the difficult challenged position that we’re in; oil prices, reduced spending by our customers, that shows up here in working rig count. And this goes back over about a 10 or 11 year period and what you see is, if you look back in the November 2008 timeframe, which was financial crisis time, you see that the jack-up market took its dip, but more important is the Floater market never did take a dip. It was continual, the deepwater market continued on. But what you’re seeing now, when people ask me to compare this downturn to the last, it’s pretty obvious. What you’re seeing here, you are seeing both the shallow water and the deepwater market be impacted severely.

The question is where does it go from here? There are still rigs under construction. There are still 200 rigs under construction, the question is how many of those truly will be built, how many will be delivered, how many old rigs get pushed out and no one has the answer for that, at this point.

The second slide just takes most of that same information -- working rig count, also shows boat populations, OSV population per IHS Petrodata and kind of that bottom line of, boat to rig ratio. And you see during July of 2008, which was the last peak. So right before the financial crisis, we peaked and you see that boat to rig ratio at under four. Whenever it’s four or less, the boat business does very, very well because it takes about three or four boats per rig to operate globally.

You see in January 2011, so we were steep in that last downturn. It got to almost five and where we are today is at six. If you can see in my parenthesis, behind the six, I get it below five, because in IHS-Petrodata’s global population of boats of 3,394 that I’m showing currently, there are still 650 or so old boats, 25 to 30-plus year old boats, that is still in that population, and I can assure you are not operating in today’s environment. They have a difficult time knowing when to take out an old boat, but they are really good at adding more boats in and that’s what you are seeing on that line. So in each of these cases, I’ll just make a quick point the working rig count at 555 or so is down 165 working offshore rigs from its peak. It peaked at about 720, about a year, a year and a half ago. The rigs under construction already as I said, how many of those will be eventually incremental. The boats include 650 old boats and hundreds of stacked boats.

I don’t know that anybody, we certainly don’t have a good number to provide or we would, but I can assure you based on what we see from the public companies and hear from the private companies, there are hundreds of vessels stacked globally that are helping to balance the market. And the 370 boats under construction, over half of those, over 200 of those are being built in China, and that is just a factual statement. And we would question how many of those truly will be delivered. We’re already hearing of Chinese shipyards that are closing their doors that have vessels under construction. And so nowhere near this 370, we think will be built and ultimately delivered, but again, we don’t know the numbers.

So lots of uncertainty in all these things that are very, very important in predicting the OSV industry in the future. Here is our active fleet when it was built, and I use this just as a summary to make the point of what I said earlier. 211 new vessels, 2000 built or later, with about 7.5 year age and 11 traditional vessels left that people like Pierre and others that have followed us a long time we have two old OSVs that are still operational. The rest are some crew boats and tugs and that’s been a long time in coming to finally get to – basically say we have no old boats left in our fleet.

This is where we operate around the world in each of these respective areas, so the geographic diversity is important. I’ll flip very quickly through the four distinct segments. And you can see how many boats; these are active vessels, excluding the 51 stacked vessels, in each area. Each of them have recorded over this downturn thus far, vessel operating profit as I mentioned before. And our bread and butter are still in Sub-Saharan Africa, as it has been for a long time.

Our Americas are primarily in Brazil and Mexico, and not in the U.S. although we have ten, 12 boats operational in the U.S., that’s still under term work. MENA, the Middle East is probably the region when asked which geographic region is kind of the most stable, I would suggest MENA is the most stable. It’s still a challenged market, but more stable from a rig count activity level. And Asia-Pac has always had a capacity issue of those boats being built over in that region of the world and kind of hovering around that region and continues to influence it.

Customers are important. We have a very nice balance. This balance – this pie chart hasn’t changed much over the years. It’s really nice to have this balance of majors, super majors, NOCs and strong independents and so forth. So we’re – this is important in keeping track. And we do make the point, 60% of our revenue and this doesn’t change much over time either, 60% of our revenue is driven by work done directly with rigs, so drilling activity. 40% is non-rig activity, so it’s production work, construction work, little bit of seismic here and there, that sort of thing. So that’s important to know that not everything, not every boat is tied to a rig.

So here’s our summary of what’s in our backlog, the nine boats that I talked about before. Eight deepwater PSVs, one shallow-water towing supply vessel, we owe $112 million on this, if the delivery schedule turns out the way that we anticipate when we did our September quarter. About $50 million of that is due this current quarter, December quarter. Another $50 million or so is due in the June quarter, which doesn’t leave much for the other respective two quarters over this next year.

We get through this CapEx very quickly. Also keep in mind that the numbers I just gave you of that $112 million are gross numbers, and that, again, if we don’t exercise the options on the other seven vessels that are not listed here will get $40 million back. So if you think about it on a net CapEx basis, we will owe about a net $72 million. So pretty minimal numbers, very minimal numbers for a company our size.

This shows what our CapEx has been over the last several years, ten years. You see we averaged over the last five or so years about $500 million a year. We’ll do about $200 million this current fiscal year ended March of 2016. In the orange columns, you see there totaled $112 million that I just referenced.

A quick look at our balance sheet and financial flexibility. There is the 37% debt to – net debt to net cap. And again important we do not have as we sit here today a liquidity situation, and I think it’s important for investors to understand that. A totally undrawn revolver and an expectation that we won’t draw it, and won’t need to draw it given our limited CapEx numbers and our limited debt maturities, which show here.

So here are the debt maturities that, and its fiscal 2020 when our $300 million term loan is due. The rest of our debt primarily is three distinct private placement type debts at average coupons in the low four range. So good cheap debt, that isn’t due really anytime soon. So that’s important. But it is, a question everyone has as well, what about your debt covenants? Here is our two, debt to capital of not greater than 55%. We have pretty good cushion there between that 37% number I just covered. And the more concerning one, the EBITDA to interest coverage not less than three times. It’s on a trailing 12-month basis, the calculation at September generated a 5.1 times EBITDA to interest coverage.

Anyone that runs a model on us would – you could see that the EBITDA squeeze that we’re in the middle of right now could get us to three times or below, and we will deal with that with our group of banks and bondholders as we need to. Not too early, not too late in dealing with that situation. But we certainly are a company, that because of our liquidity situation, feel pretty good about where we stand with all of this and have a great group of banks that we deal with and bondholders.

We have returned capital to shareholders consistently, this is the last 15 years and what you see there in the blue is our dividends. We continue to pay our dividend, we’re one of the few, we’re still paying and at $1 per share and at this – at our stock price that’s little greater than a 10% yield. Is that under pressure, of course it is. It was never our intent to have a 10 plus percent dividend yield. And all I can say is our board has very good discussions of all of this, our last dividend was just declared a few weeks ago for this quarter and we will review it again with our board next quarter and adjust accordingly.

So, to wrap it up, our strategy is as you would think it is, keep your head down, keep working, continue to operate. We will not under any situation sacrifice safety and compliance in providing services to our customer. We will cut cost in every other place; it will not be with safety and compliance. Stay close to our customers, we have to continue to monitor again we control, what we can control. Stacking of vessels is very important, for instance, in our cost cutting measures.

Saying and thinking that, well, I’m going to operate this vessel, I think, I can operate this vessel over the next few months and three months from now you look back and say well, it worked three days. You just blew that opportunity to cut that cost. So being proactive in stacking equipment promptly is very, very important besides other cost-cutting initiatives. Keep the balance sheet, stay flexible, opportunities will arise accordingly, again a little bit too early right now, but we like being in that position and returning capital to shareholders as that operating outlook improves.

So with that I’ll wrap it up. Anybody who has questions, we’d love to see you in the breakout session and can go into more details. But, thanks for your attention and interest.

6